                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                March 31, 2000



Exhibit 12  Statement re:
            ------------
            Computation of Ratios of Earnings to Fixed Charges
            --------------------------------------------------
            (In millions, except ratio data)
            --------------------------------

                                              Three Months Ended
                                                  March 31,
                                              -------------------
                                                             C>
                                               2000          1999
                                              -----         -----
Earnings:

 Income before income taxes                   $43.4         $40.8
 Minority interests                             0.7           0.6
 Undistributed earnings of affiliates           0.4           0.5
 Interest expense and amortization
  of debt discount, fees and expenses          24.8          30.2
 Amortization of capitalized interest           0.9           0.7
 Interest included in rental expense            4.4           3.9
                                              -----         -----
Total earnings                                $74.6         $76.7
                                              =====         =====


Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses         $24.8         $30.2
 Interest capitalized as part of
  fixed assets                                  1.9           0.7
 Interest included in rental expense            4.4           3.9
                                              -----         -----
Total fixed charges                           $31.1         $34.9
                                              =====         =====


Ratio of earnings to fixed charges             2.4x          2.2x
                                               ====         ====